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                                                                    EXHIBIT 99.1

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 24, 2001

    The undersigned hereby appoints Rolla P. Huff and Russell I. Zuckerman, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock and/or the Series C convertible preferred stock, as the case may be, held of record on May 24, 2001, at the Annual Meeting of the Stockholders to be held on May 24, 2001, at 10:00 a.m. (local time) at The Delmonte Lodge, 41 North Main Street, Pittsford, NY 14534, or any adjournment thereof.

1. Election of Directors

  [  ] FOR ALL nominees listed below                                [  ] WITHHOLD AUTHORITY to
       (except as marked to the contrary below)                          vote for all nominees listed below

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE
   LIST BELOW).
                     Maurice J. Gallagher, Jr.              Rolla P. Huff               David Kronfeld

2. Proposal to adopt a merger transaction pursuant to an Agreement and Plan of Merger designed to establish a holding company structure, with Mpower Communications Corp. becoming a wholly owned subsidiary of Mpower Holding Corporation, a holding company.

        [  ] FOR                [  ] AGAINST                [  ] ABSTAIN

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)

3. In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting or adjournment thereof.

   THIS PROXY, DULY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

   PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

   I/We will attend the meeting.  [  ] YES         [  ] NO

                                              ----------------------------------

                                              (Signature of Stockholder)

                                              Date:

                                              ----------------------------------
                                              (Signature if held jointly)

                                              Date:

    Note: Please sign this Proxy exactly as your name or names appear on the books of the Corporation. Joint owners should each sign personally. When signing as an attorney, executor, administrator, trustee or guardian please add your full title as such. If a corporation or partnership, the signature should be that of an authorized person who should state his or her title.